                                                                   Exhibit 23.7



                           CONSENT OF PERSON ABOUT TO
                               BECOME A DIRECTOR



        I, Manjin Jerome Kim, hereby consent to being named in the Registration Statement on Form S-1 (No. 333-5829) of NextWave Telecom Inc. as a person about to become a director of NextWave Telecom Inc.


Dated:   July 26, 1996


                                                /s/ Manjin Jerome Kim
                                                --------------------------------
                                                Manjin Jerome Kim